Exhibit 99.1
FOR IMMEDIATE RELEASE
Western Liberty Bancorp Announces Expected Transaction Closing Date
Nasdaq Listing Anticipated Following Closure
Las Vegas, Nevada, October 18, 2010 — Western Liberty Bancorp (OTC BB: WLBC) (“WLBC” or the “Company”) today announced that it expects to close its acquisition of Service1st Bank of Nevada (“Service1st”) on or about Thursday, October 28, 2010.
Additionally, the Company has received approval to relist its shares on the Nasdaq Global Market, expected to take place the day following the closing of the transaction. The shares will be listed under the ticker symbol WLBC.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the Company’s prospectus and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. Forward looking statements include statements regarding the consummation of the acquisition of Service1st Bank, Western Liberty’s plans for the bank post-closing and the effect of the acquisition on Service1st and the Nevada banking system as a whole. The Company assumes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Western Liberty Bancorp
Western Liberty Bancorp will operate as a “new” Nevada financial institution bank holding company upon consummation of the acquisition of Service1st, and will conduct operations through Service1st, its wholly-owned banking subsidiary. Service1st will continue to provide a full range of traditional community banking services focusing on core commercial business in the form of commercial real estate lending, small business lending, treasury management services, trade finance, consumer loans and a broad range of commercial and consumer depository products.
Company Contact:
George Rosenbaum
Chief Financial Officer
Western Liberty Bancorp
(702) 540-4424